SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, DC 20549

                       __________________


                            FORM 8-K

                         CURRENT REPORT
             PURSUANT TO SECTION 13 OR 15(d) OF THE
                SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) September 1, 1998


               NATIONAL HEALTH & SAFETY CORPORATION
               (Exact Name of Registrant as Specified in Charter)


          UTAH                  0-24778             87-0505222
(State or Other Jurisdiction  (Commission         (IRS Employer
    Of Incorporation)         File Number)    Identification No.)


       730 LOUIS DRIVE, WARMINSTER, PENNSYLVANIA     18974
    (Address of Principal Executive Offices)       (Zip Code)


Registrant's telephone number, including area code:  215-442-0926

                             FORM S-8

Item 5.  Other Events.

     In a Schedule 13D filed on June 9, 1998 (the "Schedule 13D"), Premium Holdings, Inc. ("Premium"), Dennis J. Hawk ("Hawk") and Mitchell J. Stein ("Stein"), claimed the right to ownership of 18,000,000 shares of Common Stock of National Health & Safety Corporation, a Utah corporation (the "Company"), pursuant to three Stock Purchase Agreements entered into on or about April 20, 1998 (the "Agreements"). At the time the Schedule 13D was filed 8,000,000 shares of the Company's Common Stock had already been issued and delivered to Premium. Premium, Hawk and Stein asserted the right to receive an additional 10,000,000 shares which had not yet been issued.

     As reported July 13, 1998 on Form 8-K by the Company, the Company disputed the Common Stock ownership assertions made by Premium, Hawk and Stein, and contended that the Agreements were unenforceable for a number of reasons. The reasons include the alleged failure of HealthMed, Inc. ("HealthMed") to enter into a satisfactory receivables financing agreement covering up to $20,000,000 of Company receivables, which the Company claimed was a condition to its obligation to deliver any shares of its Common Stock. The Company believes HealthMed and Premium to be owned or controlled by Stein. HealthMed, Premium, Hawk and Stein are referred to herein as the "Stein Group."

     On July 16, 1998, Premium filed an action in the Superior Court of the State of California, County of Los Angeles (the "California State Court"), entitled Premium Holdings, Inc. v. National Health and Safety Corporation, el al. (Case No. BC 194301; the "Premium State Action"), against the Company and others. The Premium State Action alleged breach of contract for failure to deliver the remaining shares and sought damages and injunctive relief to prevent the Company from canceling shares of the Company's Common Stock already issued and delivered pursuant to the Agreements. The Company had in fact already canceled the subject shares. On July 16, 1998, the California State Court issued a Temporary Restraining Order prohibiting the Company from taking any further action to cancel, dilute or otherwise interfere with the shares issued to Premium. The California State Court also issued an Order to Show Cause why a Preliminary Injunction should not be granted for the duration of the Premium State Action incorporating the Temporary Restraining Order and granting additional relief. On August 24, 1998, a hearing was held on the Order to Show Cause, after which the California State Court denied Premium's application for a Preliminary Injunction and dissolved the Temporary Restraining Order.

     On July 16, 1998, HealthMed also filed an action in the California State Court, entitled HealthMed, Inc. v. National Health and Safety Corporation, et al. (Case No. BC194405; the "HealthMed Action"), against the Company and others. The HealthMed Action sought damages and other relief arising out of the alleged failure of the Company timely to repay a $250,000 loan evidenced by a demand note in favor of HealthMed (the "HealthMed Loan"). The Company contended that the HealthMed Loan was not yet due because, according to the Company, it was to be repaid out of the proceeds of the receivables financing.

     On August 17, 1998, Premium filed a second action against the Company, in the United States District Court for the Central District of California (the "Federal Court"), entitled Premium Holdings, Inc. v. National Health and safety Corporation, et al. (Case No98-6720-DDP; the "Premium Federal Action"), which also named as defendants Dr. R. Dennis Bowers (a shareholder, officer and director of the Company), and Barton Peck and Al Simon (both shareholders). The Premium Federal Action sought damages for alleged securities fraud under Section 10(b) of the Securities Exchange Act of 1934, as amended, and Rule, l0b-5 promulgated thereunder.

     Following lengthy negotiations, on September 1, 1998, the Company entered into a written settlement agreement with the Stein Group resolving all disputes between the Company and the Stein Group (the "Settlement Agreement"), subject to the parties' compliance with two sets of conditions. The Settlement Agreement provides that upon satisfaction of the first set of conditions, including payment by the Company of $150,000 in partial satisfaction of the HealthMed Loan, (i) all three lawsuits (the Premium State Action, the HealthMed Action and the Premium Federal Action, collectively the "Litigation") would be dismissed without prejudice; (ii) the stock certificate evidencing the 8,000,000 shares of Common Stock would be deposited in escrow; and (iii) Stein and Hawk would immediately disclaim any position as directors of the Company, as they had previously asserted. The Company has already complied with all of the first set of conditions; accordingly, the Litigation has been dismissed without prejudice by the Courts in which The Litigation was pending, and will not be refiled unless the Company fails to comply in a timely manner with the second set of conditions.

     The most significant of the second set of conditions is that the Company has agreed to pay an additional $100,000 in satisfaction of the HealthMed Loan and to pay an additional $200,000 in consideration for the dismissal of all litigation and releases of all claims of the Stein Group against the Company and its shareholders, officers and directors. The $300,000 still due is to be paid in twelve installments of $25,000 in principal plus accrued interest, commencing on November 1, 1998. Upon payment in full by the Company, (i) the mutual general releases given in the Settlement Agreement will become effective; (ii) the certificate for 8,000,000 shares of the Company's Common Stock will be returned to the Company; (iii) the Agreements will be rescinded based upon the parties' disagreement as to their terms; and (iv) all other agreements between the parties will be terminated. The foregoing is not intended to be a complete recitation of the terms of the Settlement Agreement, which is lengthy and complex.

     The Company disputed the allegations made by the Stein Group in the Litigation and neither side admitted any wrongdoing in connection with the Settlement Agreement. The Company believes that the settlement is in the Company's best interests because the payment of $200,000 in addition to the amount acknowledged to be owing under the HealthMed Loan is probably only slightly more than the cost of litigating the disputes. Further, the immediate dismissal of all of the Litigation is essential to enable the Company to pursue other avenues as an alternative to the proposed relationship with the Stein Group.

     As a result of the Settlement, the Stein Group will relinquish any claim to be shareholders of the Company, effective upon satisfaction of both sets of conditions. The Company believes that the Stein Group will not be obligated to file a Schedule 13D to reflect the rescission of the Agreements by which they were to acquire 18,000,000 shares of the Company's Common Stock.

                            SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date: October 9, 1998        NATIONAL HEALTH & SAFETY CORPORATION




                             By:      /S/   R. Dennis Bowers
                                             (Signature)
                                   R. Dennis Bowers, President